UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8–K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2015

Penford Corporation

(Exact name of registrant as specified in its charter)

Washington	0-11488	91-1221360
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7094 South Revere Parkway, Centennial, Colorado		80112-3932
(Address of principal executive offices)		(Zip Code)

303-649-1900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note.

On March 11, 2015, pursuant to the Agreement and Plan of Merger, dated as of October 14, 2014 (the “Merger Agreement”), by and among Penford Corporation, a Washington corporation (the “Company”), Ingredion Incorporated, a Delaware corporation (“Parent”), Prospect Sub, Inc., a Washington corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), Merger Sub merged with and into the Company, with the Company continuing as the surviving corporation (the “Merger”). As a result of the Merger, the Company became a wholly-owned subsidiary of Parent.

Item 1.02	Termination of a Material Definitive Agreement.

In connection with the closing of the Merger, the Company repaid all outstanding amounts, including applicable fees and expenses, owed under the Company’s Credit Agreement dated as of August 1, 2014 among the Company, certain of its subsidiaries as guarantors, the lenders party thereto from time to time, Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland,” New York Branch, as administrative agent; KeyBank National Association, as syndication agent; JPMorgan Chase Bank, N.A. and The Private Bank and Trust Company as co-documentation agents; and the Delayed Draw Term Loan Credit Agreement dated as of August 1, 2014 among the Company, certain of its subsidiaries as guarantors, the lenders party thereto from time to time, and Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland,” New York Branch, as administrative agent and lender, and the related loan documents entered into by the Company in connection therewith, as amended (the “Credit Agreement”). Also in connection with the completion of the Merger and the repayment of all outstanding amounts owed thereunder, the Credit Agreement was terminated on March 11, 2015.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information disclosed under the Introductory Note, Item 3.01 and Item 5.01 is incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 11, 2015, the Company notified the NASDAQ Global Market (“NASDAQ”) of the effectiveness of the Merger. In connection therewith, the Company informed NASDAQ that each outstanding share of the Company’s common stock, par value $1.00 per share, other than shares owned directly or indirectly by Parent or Merger Sub and other than shares owned by shareholders who properly demanded appraisal of such shares (the “Dissenting Shares”) pursuant to, and in compliance with, Chapter 23B.13 of the Washington Business Corporation Act (the “WBCA”), was automatically converted into the right to receive $19.00 per share in cash, without interest and subject to any applicable withholding taxes (the “Merger Consideration”), and requested that NASDAQ file with the Securities and Exchange Commission a notification of removal from listing on Form 25 to report that shares of the Company’s common stock are no longer listed on NASDAQ. Trading in shares of the Company’s common stock was suspended before market open March 11, 2015, and shares of the Company’s common stock will be delisted. In addition, the Company intends to file a certification on Form 15 to suspend its reporting obligations under Sections 13 and 15(d) of the Securities Exchange Act of 1934, as amended.

Item 3.03	Material Modification to Rights of Security Holders.

In connection with the consummation of the Merger, each share of the Company’s common stock issued and outstanding immediately prior to the effective time of the Merger (other than shares owned directly or indirectly by Parent or Merger Sub and other than the Dissenting Shares) was automatically converted into the right to receive the Merger Consideration. Upon the effective time of the Merger, the Company’s shareholders immediately prior to the effective time of the Merger ceased to have any rights as shareholders in the Company (other than their right to receive the Merger Consideration or, if they have perfected appraisal rights under Chapter 23B.13 of the WBCA with respect to their shares, their right to receive such consideration as is determined to be due with respect to such Dissenting Shares in accordance with Chapter 23B.13 of the WBCA).

Additionally, at the effective time, each outstanding option to purchase shares under any stock option plan of the Company, including the Penford Corporation 1994 Stock Option Plan and the Penford Corporation 2006 Long-Term Incentive Plan, as amended, was cancelled in exchange for the right to receive an amount in cash equal to the excess, if any, of the Merger Consideration over the per share exercise price for such option, without interest and subject to any applicable tax withholdings.

Item 5.01	Changes in Control of the Registrant.

As part of the Merger, each share of the Company’s common stock issued and outstanding immediately prior to the effective time of the Merger (other than shares owned directly or indirectly by Parent or Merger Sub and other than the Dissenting Shares), was automatically converted into the right to receive the Merger Consideration. Parent used then-available funds, which included available cash and proceeds from borrowings under Parent’s revolving credit agreement with the lenders signatory thereto, JPMorgan Chase Bank, N.A., as administrative agent, Bank of America, N.A., Citibank, N.A. and Bank of Montreal, as co-syndication agents, and Mizuho Corporate Bank (USA), U.S. Bank National Association and Branch Banking and Trust Company, as co-documentation agents, to fund the approximately $340.0 million of aggregate Merger Consideration. The information set forth in Item 5.02 is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the consummation of the Merger, each of Evan Behrens, William E. Buchholz, Jeffrey T. Cook, R. Randolph Devening, Paul H. Hatfield, John C. Hunter III, Thomas D. Malkoski, Sally G. Narodick, Edward F. Ryan, James E. Warjone and Matthew M. Zell voluntarily resigned from the board of directors of the Company and any board committees of which they were members at the effective time of the Merger.

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger, the directors of Merger Sub immediately prior to the effective time of the Merger, which consisted of Christine M. Castellano, Jack C. Fortnum and James P. Zallie, became the directors of the Company.

Also pursuant to the terms of the Merger Agreement, at the effective time of the Merger, the officers of Merger Sub immediately prior to the effective time of the Merger, which consisted of James P. Zallie as President, Christine M. Castellano as Secretary and Jack C. Fortnum as Treasurer, became the officers of the Company, and the officers of the Company prior to the effective time are no longer officers of the Company.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the consummation of the Merger, the articles of incorporation and bylaws of the Company in effect immediately prior to the effective time of the Merger were amended and restated in their entirety. The amended and restated articles of incorporation and amended and restated bylaws of the Company are filed as Exhibit 3.1 and Exhibit 3.2, respectively, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger by and among Penford Corporation, Ingredion Incorporated and Prospect Sub, Inc., dated as of October 14, 2014 (incorporated by reference to Exhibit 2.1 to Current Report on Form 8-K filed on October 15, 2014)

3.1	Restated Articles of Incorporation

3.2	Amended and Restated Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Penford Corporation
(Registrant)

March 11, 2015	/s/ Jack C. Fortnum
Jack C. Fortnum Treasurer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger by and among Penford Corporation, Ingredion Incorporated and Prospect Sub, Inc., dated as of October 14, 2014 (incorporated by reference to Exhibit 2.1 to Current Report on Form 8-K filed on October 15, 2014)

3.1	Restated Articles of Incorporation

3.2	Amended and Restated Bylaws